EXHIBIT 10.3

                             STOCK OPTION AGREEMENT

               THIS AGREEMENT, dated as of the ____ day of ____________, 1998 (the "Agreement"), by and between Marine Bancshares, Inc. (the "Company") and Richard E. Horne (the "Executive").

                                   WITNESSETH:

               WHEREAS, the Board of Directors of the Company, as organizers of Marine National Bank of Naples (in organization), a proposed national bank to be organized under the laws of the United States (the "Bank"), are seeking approval from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation to charter a national bank, the deposits of which will be federally insured, in Naples, Florida; and

               WHEREAS, the Company will seek approval from the Federal Reserve Bank of Atlanta and the Federal Reserve Board to acquire the Bank and to become a bank holding company; and

               WHEREAS, the Company and the Bank (collectively referred to herein as the "Employer") have agreed to employ Executive as the President and Chief Executive Officer of the Company and the President and Chief Executive Officer of the Bank pursuant to an Employment Agreement dated as of _______________, 1998 by and between Employer and Executive ("Employment Agreement"); and

               WHEREAS, the Board of Directors of the Company has adopted that certain Marine Bancshares, Inc. 1998 Stock Option Plan, as amended (the "Plan"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference; and

               WHEREAS, pursuant to the terms of the Plan and in consideration of the efforts of Employee on behalf of the Company, the Board of Directors has selected Employee to participate in the Plan and desires to grant to Employee certain incentive stock options to purchase shares of the Company's authorized $.01 par value common stock (the "Stock"), subject to the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties hereto agree as follows:

1.      INCORPORATION OF PLAN PROVISIONS

               This Agreement is subject to and is to be construed in all respects in a manner which is consistent with the terms of the Plan, the provisions of which are hereby incorporated by reference into this Agreement. Unless specifically provided otherwise, all terms used in this Agreement shall have the same meaning as in the Plan.

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2.      GRANT OF OPTIONS.

               Subject to the terms and conditions set forth herein, the Company hereby grants to Executive the right to purchase (the "Option") up to 25,000 shares of the Company's Stock, at a price of $10.00 per share, subject to adjustment as provided in Section 5 hereof (the "Exercise Price"). This Option is intended to be an Incentive Stock Option as provided in sectionsign 422 of the Internal Revenue Code. The Board of Directors of the Company has determined, in good faith and in its best judgment, that the fair market value per share of the Stock as of the date this Option is granted is $10.00.

3.      ADMINISTRATION.

               3.1 COMPOSITION OF THE COMMITTEE. This Agreement shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company and composed of all of the Non-Employee Directors of the Company, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

               3.2 POWERS OF THE COMMITTEE. The Committee shall have the authority to administer, construe and interpret this Agreement and to make all determinations necessary or advisable for the administration of this Agreement. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of this Agreement shall be final, conclusive and binding upon the Executive and any person validly claiming under or through the Executive, provided however that the Committee may not exercise the powers provided by this Subsection 3.2 in an arbitrary and capricious manner.

4.      VESTING OF OPTION SHARES AND EXERCISE OF PURCHASE RIGHTS.

               4.1 VESTING AND EXERCISABILITY. Purchase rights under the Option shall vest and Executive may exercise the Option only as follows:

               (i) beginning on the day that the Bank opens for business (the "Commencement Date"), the Option shall vest as to, and may be exercised to a maximum of, 5,000 of the shares of Stock subject to this Agreement;

               (ii) beginning on the first anniversary of the Commencement Date, the Option shall vest as to, and may be exercised up to, an additional 5,000 of the shares of Stock subject to this Agreement;

               (iii) beginning on the second anniversary of the Commencement Date, the Option shall vest as to, and may be exercised up to, an additional 5,000 of the shares of Stock subject to this Agreement;

               (iv) beginning on the third anniversary of the Commencement Date, the Option

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shall vest as to, and may be exercised up to, an additional 5,000 of the shares of Stock subject to this Agreement; and

               (v) beginning on the fourth anniversary of the Commencement Date, the Option shall vest as to, and may be exercised up to, an additional 5,000 of the shares of Stock subject to this Agreement.

               To the extent that any portion of the Option has vested but has not already been exercised, Executive may immediately exercise the remaining portion of the Option upon a change of control of the Company or the Bank. To the extent that any portion of the Option has not already vested, Executive may exercise such portion only in accordance with notice received, if any, from the Board of Directors. As used in this Agreement, a "change of control of the Company or the Bank" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company or the Bank in fact is required to comply with Regulation 14A; provided that, without limitation, such a change in control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than the Company or the Bank, respectively, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or the Bank representing 20% or more of the combined voting power of the Company's or the Bank's then outstanding securities.

               Notwithstanding the foregoing, to the extent that any portion of the Option has not been exercised, this Agreement shall terminate and be of no further force and effect, and the Option shall expire, on the earliest of (a) ninety (90) days after termination of Executive's employment with the Employer for any reason except death, disability or retirement, (b) twelve months after termination of Executive's employment with the Employer by reason of his death, disability or retirement, or (c) the seventh (7th) anniversary of the Commencement Date.

               4.2 EXERCISE OF OPTION. Until such time as the Option shall lapse or expire pursuant to Section 4.1 hereof, the Option may be exercised, in whole or in part, by delivery to the Company of written notice of such exercise, accompanied by full payment of the Exercise Price with respect to that portion of the Option being exercised. Until the Company notifies Executive to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option. The aggregate Exercise Price for the shares of Stock to be purchased shall be paid either:

               (i) in cash (including by certified check),

               (ii) by delivery to the Company of shares of Stock valued at the Market Price on the date of exercise of the Option,

               (iii) by surrender to the Company of that portion of the Option having an aggregate Option Value Per Share equal to the portion of the aggregate Exercise Price which

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will not be paid in cash or by delivery of shares of Stock pursuant to (i) or
(ii) above, or

               (iv) by any combination of the methods described in (i), (ii) or
(iii) above.

               Upon each exercise or partial exercise of the Option, the Company shall deliver to Executive a certificate or certificates representing the number of shares of Stock being issued to and purchased by Executive, free and clear of encumbrances.

               For purposes of this Section 4.2, "Option Value Per Share" shall mean, with respect to one share of Stock purchasable pursuant to this Option, the excess of (i) the Market Price of one share of Stock issuable upon exercise hereof, as determined with respect to the date notice of exercise is given by Executive, over (ii) the Exercise Price therefor.

               For purposes of this Section 4.2, "Market Price" shall mean the last trade/closing price of the Stock on the date in question, as quoted by the National Association of Securities Dealers, Inc. SmallCap Market System (or other over-the-counter nationally recognized quotation service). If the Stock is not traded on the Nasdaq SmallCap Market but is registered on a national securities exchange or on the Nasdaq National Market System, "Market Price" shall mean the closing sales price of the Stock on such national securities exchange or National Market System. If the Stock is not traded on a national securities exchange or through any other nationally recognized quotation service, then "Market Price" shall mean the fair market value of the Stock as determined by the Board of Directors of the Company or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board of Directors of the Company or the Committee shall in its discretion select and apply. Subject to the foregoing, the Board of Directors of the Company or the Committee, in fixing the Market Price, shall have full authority and discretion and be fully protected in doing so.

               4.3 RESTRICTION UPON SHARES OF STOCK ISSUED UPON EXERCISE. Executive further agrees, for himself and his successors, that, upon the issuance of any shares of Stock upon exercise of the Option, he will, upon request of the Company, agree in writing that he is acquiring such shares for investment only and not with a view to resale, and that he will not sell, pledge or otherwise dispose of such shares unless and until (a) the Company is furnished with an opinion of counsel reasonably acceptable to the Company to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act and the rules and regulations thereunder; (b) the staff of the Securities and Exchange Commission has issued a "no action" letter with respect to such disposition; or (c) such registration or notification as is required, in the opinion of counsel for the Company, for the lawful disposition of such shares has been filed by the Company and has become effective; PROVIDED, HOWEVER, that the Company is not obligated hereby to file any such registration or notification. Executive further agrees that the Company may place a legend embodying such restriction on the certificates evidencing such shares.

5.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

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               The type and number of shares of Stock subject to the Option and the Exercise Price with respect thereto shall be adjusted by the Committee to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company, so as to provide to Executive as nearly as possible the same economic effect as contemplated by the Option prior to such stock dividend, stock split, recapitalization, merger, consolidation or reorganization.

6.      RIGHTS AS STOCKHOLDER.

               Executive shall have no rights as a stockholder with respect to any shares of Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to Executive pursuant to
Section 4.2 of this Agreement. Except as provided in Section 5, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

7.      NO RIGHT TO EMPLOYMENT.

               Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or the Bank to employ Executive for any period of time.

8.      NONTRANSFERABILITY.

               The Option is not transferable by Executive other than by will or by the laws of descent and distribution, and is exercisable, during Executive's lifetime, only by Executive or, during his disability, by his legal representative, or, after his death, by his estate.

9.      MISCELLANEOUS.

               9.1 HEADINGS. The headings in this Agreement are inserted for convenience only and shall have no affect on the interpretation of this Agreement.

               9.2 ENTIRE AGREEMENT. This Agreement, the Employment Agreement, and the documents referred to therein contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings, written or oral, with respect thereto.

               9.3 MODIFICATION. No modification or amendment of this Agreement shall be valid unless it is in writing and signed by the Executive and by a duly designated member of the Committee on behalf of the Employer.

               9.4 SUCCESSORS. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives

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and successors.

               9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida applicable to agreements made and to be performed entirely within such jurisdiction except to the extent that federal law may be applicable.

               9.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.


MARINE BANCSHARES, INC.                            RICHARD E. HORNE


By:________________________                        _____________________________
      Name:
      Title:

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                                    EXHIBIT A

                               EXERCISE OF OPTION


To:  The Board of Directors
     Marine Bancshares, Inc.

Gentlemen:

               The undersigned, as optionee under the Stock Option Agreement by and between Marine Bancshares, Inc. (the "Company") and Richard E. Horne, dated as of __________, 1998 (the "Agreement"), hereby irrevocably elects to exercise the Option granted in the Agreement to purchase ______ shares of Common Stock of the Company, par value $.01 per share, and herewith makes payment of $___________.


Dated: _______________________                         ________________________
                                                       Richard E. Horne
Date Received: ________________

Received by: __________________

Title: ________________________

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